Exhibit
2.1    Mirador Corporate Documents

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                               SECRETARY OF STATE

[GRAPHIC OMITTED]   THE GREAT SEAL OF THE STATE OF NEVADA    [GRAPHIC OMITTED]

                                STATE OF NEVADA

                            CERTIFICATE OF EXISTENCE
                          WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, MIRADOR DIVERSIFIED SERVICES, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since February 27, 1997, and is in good standing in this state.

                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on November 29, 1999.


                               /s/ DEAN HELLER
                               -----------------------
                                   Dean Heller

                                   Secretary of State

                           By  /s/
                               -----------------------
                                   Certification Clerk

[GRAPHIC OMITTED]   THE GREAT SEAL OF THE STATE OF NEVADA    [GRAPHIC OMITTED]

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                               SECRETARY OF STATE

[GRAPHIC OMITTED]   THE GREAT SEAL OF THE STATE OF NEVADA    [GRAPHIC OMITTED]

                                STATE OF NEVADA

                            CERTIFICATE OF EXISTENCE
                          WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, TCT FINANCIAL GROUP B, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since June 11, 1999, and is in good standing in this state.

                                IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on November 29, 1999.

                                /s/ DEAN HELLER
                                ---------------------------------
                                Secretary of State

                         By     /s/
                                ---------------------------------
                                Certification Clerk

[GRAPHIC OMITTED]   THE GREAT SEAL OF THE STATE OF NEVADA    [GRAPHIC OMITTED]

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                                 STATE OF NEVADA
                               Secretary of State

                    I hereby certify that this is a true and complete copy of this document as filed in this office.

                                   MAR  1 '00


                               /s/ DEAN HELLER
                               ----------------------
                                   DEAN HELLER
                                   Secretary of State

                            By /s/
                               ----------------------

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             Mirador Diversified Services, Inc. Prelim 1999 Performa
                                  Balance Sheet
                             As of December 31, 1999


                                                               December 31, 1999
                                                               -----------------

ASSETS
  Current Assets
    Other Current Assets
      Current Assets                                               14,143,247
                                                                 ------------

    Total Other Current Assets                                     14,143,247
                                                                 ------------

  Total Current Assets                                             14,143,247

  Fixed Assets
    Fixed Assets                                                      658,054
                                                                 ------------

  Total Fixed Assets                                                  658,054

  Other Assets
    Other Assets                                                      105,626
                                                                 ------------

  Total Other Assets                                                  105,626
                                                                 ------------

TOTAL ASSETS                                                       14,906,927
                                                                 ============

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Other Current Liabilities
        Current Liabilities                                         9,949,577
                                                                 ------------

    Total Other Current Liabilities                                 9,949,577
                                                                 ------------

  Total Current Liabilities                                         9,949,577

  Long Term Liabilities
    Long Term Liabilities                                              41,407
                                                                 ------------

  Total Long Term Liabilities                                          41,407
                                                                 ------------

  Total Liabilities                                                 9,990,984

  Equity
    Opening Balance Equity                                          1,649,576
    Net Income                                                      3,266,367
                                                                 ------------

Total Equity                                                        4,915,943
                                                                 ------------

TOTAL LIABILITIES & EQUITY                                         14,906,927
                                                                 ============
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               Mirador Diversified Services, Inc. Prelim Proforma
                                 Profit and Loss
                          January through December 1999


Ordinary Income Expenses
  Income
    Gross 1999 Income
        ACM Total Income                                             422,446
        Allstate Total Income                                      1,150,748
        AMM Total Income
          Aaction Total Income                                       369,503
          AMM Total Income-Other                                     626,307
                                                                  ----------

        Total AMM Total Income                                       955,810

        MAM Annualized Income                                        643,062
        MLA Annualized Income                                      7,596,213
        MRA Total Income                                             555,489
        UM Total Income                                            1,044,183
        UMI Total Income
          UMI Banker Gain                                          1,640,975
          UMI Total Income-Other                                   1,027,682
                                                                  ----------

        Total UMI Income                                           2,668,657
                                                                  ----------

  Total Gross 1999 Income                                         15,076,608
                                                                  ----------

Total Income                                                      15,076,608
                                                                  ----------

Expense
  1999 Operating Expenses
        ACM Total Expenses
          ACM Payroll Adjustment                                     -75,000
          ACM Total Expenses-Other                                   429,028
                                                                  ----------

        Total ACM Total Expense                                      354,028

        Allstate Total Operating Expense                           1,172,507
        AMM Total Operating Expense
          Aaction Total Expense                                      354,801
          AMM Total Operating Expense-Other                          671,505
                                                                  ----------

        Total AMM Operating Expense                                1,026,306

        MAM Annualized Expense
          MAM Payroll Adjustment                                     -75,000
          MAM Annualized Expense-Other                               611,926
                                                                  ----------

        Total MAM Annualized Expense                                 536,926

        MLA Annualized Operating Expense                           6,571,204
        MRA Total Operating Expense
          MRA Payroll Adjustment                                    -150,000
          MRA Total Operating Expense-Other                          524,022
                                                                  ----------

        Total MRA Operating Expense                                  374,022

        UM Total Operating Expense                                   911,067

        UMI Total Operating Expense
          UMI Colorado Efficiencies                                 -135,000
          UMI Payroll Adjustment                                    -250,000
          UMI Total Operating Expense-Other                        1,248,181
                                                                  ----------

        Total UMI Operating Expense                                  863,181
                                                                  ----------
      Total 1999 Operating Expense                                11,810,240
                                                                  ----------

    Total Expense                                                 11,810,240
                                                                  ----------

  Net Ordinary Income                                              3,266,367
                                                                  ----------

Net Income                                                         3,266,367
                                                                  ----------

MIRADOR DIVERSIFIED SERVICES, INC. 1999 PRELIMINARY PROFORMA
PROFIT AND LOSS
BALANCE SHEET

AS OF DECEMBER 31, 1999

NOTES:

     1. All Balance Sheet and Income & Expense information is based on PRELIMINARY information provided by the individual companies. This information is compiled for management use only, and does not contain adjustments that would normally be included in any presentation to readers not part of the respective management groups. Adjustments for accruals, non-cash items, asset and/or liability allocations, etc. are rarely included in this form of management presentation, and the use of this information by non-management is highly cautioned.

     2.   The source for the information presented is as follows:

ACM=American Capital Mortgage: full year Income/Expense Statement ending
12/31/99.
          Balance Sheet as of 12/31/99

Allstate=Allstate Mortgage: full year Income/Expense Statement ending 12/31/99.
          Balance Sheet as of 12/31/99

AMM=American Mortgage Mart: full year Income/Expesne Statement ending 12/31/99, including revenue from Aaction Mortgage which was acquired December 1999.
          Balance Sheet as of 12/31/99

MAM=Mid-America Mortgage: ANNUALIZED 12 month statement Balance Sheet and Income/Expense based on 10 month statement from February 1 to November 30, 1999.

MLA=Mortgage Lending of America: ANNUALIZED 12 month statement Balance Sheet and Income/Expense based on 9 months statement from January 1 to September 30, 1999.

MRA=Mortgage Resource Associates: full year Income/Expense Statement ending 12/31/99.
          Balance Sheet as of 12/31/99

NATCAP-NATCAP Mortgage: Balance Sheet as of 10/31/98
          Income/Expense NOT included since only the assets of this operation are being acquired.

UM=University Mortgage: full year Income/Expense Statement ending 12/31/99.
          Balance Sheet NOT included since the assets of this operation are not being acquired.

UMI=United Mortgage: Balance Sheet ending December 31, 1999
          Income/Expense Statement for June 1 to December 31, 1999 ANNUALIZED
          Note: Income/Expense Statement contains extraordinary expenses related to the prior management and subsequent write-off of non-performing income and non-continuing expense items. Payroll expense has been adjusted downwards by $250,000 but other items also require adjustment and as such the actual accounting basis considerably exaggerates the expenses while minimizing the income.

3. Expenses have been reduced for anticipated savings within the Colorado operations, which we estimate rent to be reduced by $60,000 annually and Administrative efficiencies to produce another $75,000 in expense reductions.

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4. Payroll at American Capital Mortgage, Mid America Mortgage, and Mortgage
Resource Associates can be reduced by $75,000, $75,000, and $150,000, respectively, to reflect conversion to prior management salaries to new salary structure.

5. Income includes estimated net gain to UMI as a Mortgage Banker, to include gains from Service Release and Yield Spread Premiums, and additional fees charged to customer at closing which can be retained by UMI. We calculate this revenue gain to be $1,640,975 to which we have added the $125,000 in saving outlined in #3 and the $300,000 savings in #4. Note that Banker gain is based on combined net revenues for all companies EXCEPT Mortgage Lending of America, since they currently operate as a Mortgage Banker.

Printed April 7, 2000